UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 3, 2019
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 3, 2019, the Board of Directors (the “Board”) of F5 Networks, Inc. (the “Company”) appointed Mr. Nikhil Mehta and Ms. Marie Myers as directors.
In connection with his services as a director, Mr. Mehta will be entitled to the customary compensation arrangements for the Company’s non-employee directors (including entering into the Company’s standard indemnification agreement for directors and officers); an annual retainer in the amount of $60,000; and an annual payment of $12,500 as a member of the Nominating and Corporate Governance Committee. The Board is expected to approve a grant to Mr. Mehta to be made effective February 1, 2019 under the Company’s 2014 Incentive Plan of restricted stock units having a grant date value of $48,077 reflecting a pro-rata portion of the $250,000 annual grant value to directors.
In connection with her services as a director, Ms. Myers will be entitled to the customary compensation arrangements for the Company’s non-employee directors (including entering into the Company’s standard indemnification agreement for directors and officers); an annual retainer in the amount of $60,000; and an annual payment of $20,000 as a member of the Audit Committee. The Board is expected to approve a grant to Ms. Myers to be made effective February 1, 2019 under the Company’s 2014 Incentive Plan of restricted stock units having a grant date value of $$48,077 reflecting a pro-rata portion of the $250,000 annual grant value to directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 3, 2019, the Board approved the adoption of the Company’s Sixth Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws expanded the maximum number of authorized directors to be set by resolution of the Board from ten (10) to no more than twelve (12). In connection with appointing Mr. Mehta and Ms. Myers to the Board, the Board set the size of the Board at twelve (12) directors.
A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.6 and is incorporated by reference herein.

Item 8.01	Other Events
On January 9, 2019, the Company issued a press release announcing the election to the Board of Mr. Mehta and Ms. Myers. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits[1]
(d) Exhibits:

Exhibit Number	Description
3.6	Sixth Amended and Restated Bylaws adopted January 3, 2019.
99.1	Press Release of F5 Networks, Inc. dated January 9, 2019.

Forward Looking Statements
Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this report include, among others, statements regarding Board matters. Forward-looking statements are not guarantees of future actions, events, results or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or Board, as well as others beyond the Company’s control. Such risks and uncertainties include, but are not limited to, Board changes (and related arrangements, including compensatory) and changes in strategic and other business objectives. For more information on factors that may affect future performance, events, results or actions, please review “Risk Factors” described in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof, and the Company undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: January 9, 2019	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel